PL Real Estate Fund
Report Pursuant to Rule 10f-3
Quarter Ended June 30, 2008

                                              Comparable Securities

                         Securities           (1)             (2)
                         Purchased

(1)Name of Issuer     Senior Housing      American Campus     Hersha
                      Properties Trust   Communities, Inc.    Hospitality
                                                              Trust


(2)
Description of         Common Stock        Common Stock       Common Stock
Security (name,
coupon, maturity,
subordination,
common
stock, etc.)

 (3)
Date of Purchase       06/03/2008              N/A                N/A

(4)
Unit Price              $21.09               $28.75              $9.90

(5)
Current Yield            N/A                 N/A                 N/A

(6)
Yield to Maturity        N/A                 N/A                  N/A

(7)
Principal Amount of
Total Offering       $358,530,000       $230,000,000         $59,400,000


(8)
Underwriting Spread
(As % of Unit Price)  $0.9491             $1.2219              $0.495
                      (4.50%)             (4.25%)             (5.00%)


(9)
Names of Underwriters
(prospectus may be
attached)           See attached       See attached           See attached

(10)
Years of Continuous
Operation              3+ years            3+                      3+

(11)
Dollar Amount of
Purchase               $172,558

12)
% of Offering
Purchased by Fund     0.048%


(13)
% of Offering
Purchased by
Associated Accounts   4.070%


(14)
Sum of (12)
and (13)               4.118%


(15)
% of Fund Assets
Applied to Purchase    0.43%


(16)
Name(s) of
Underwriter(s) or
Dealer(s) from whom
Purchased              UBS Inv Bank


(17)
Is Fund Manager a
Manager or Co-Manager
in Offering?              Yes


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PL Real Estate Fund
Report Pursuant to Rule 10f-3
Quarter Ended June 30, 2008

Eligibility (check one): [x]  registered public offering
[ ]  government security     [ ]  Eligible Municipal Security
[ ]  Eligible Foreign Offering     [ ]  Eligible Rule
144A Offering
Check if the following conditions have been met (and discuss any exceptions):
[x] 	The securities were purchased (1) prior to the end of the
first day on which any sales were made at a price that did not exceed the price paid by each other purchaser in the offering or any concurrent offering of the securities
(excepting, in an Eligible Foreign Offering, rights required by law to be granted to existing security holders) and (2) on or before the fourth day before termination, if a rights offering.

[x] 	The securities were offered pursuant to an underwriting or
similar agreement under which the underwriters were
committed to purchase all the securities offered, except
those purchased by others pursuant to a rights offering, if
the underwriters purchase any of the securities.
[x]	The commission, spread or profit was reasonable and fair in
relation to that being received by others for underwriting
similar securities during a comparable period of time.
[x] 	Except for Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less
than three years (including the operations of predecessors).
[ ]	In the case of Eligible Municipal Securities, the issuer has been rated investment grade by at least one NRSRO, provided
that, if the issuer or entity supplying the funds from which the issue is to be paid has been in continuous operation for less than three years (including the operations of any
predecessors) the securities must have been rated within the top three rating categories by an NRSRO.
[x]	Percentage of offering purchased by the Portfolio and other
funds advised by the same investment adviser (or its
affiliates) or accounts with respect to which the same
investment adviser (or its affiliates) has, and has
exercised, investment discretion, did not exceed: (a) for
Eligible Rule 144A offering, 25% of the total of (1)
principal amount of offering of such class sold by
underwriters to qualified institution buyers plus (2)
principal amount of class in any concurrent public offering;
(b) other securities, 25% of principal amount of offering of class.  Identify such other purchasers:
[x] 	The Portfolio did not purchase the securities being offered
directly or indirectly from an Affiliated Underwriter,
provided that a purchase from a syndicate manager shall not
be deemed to be a purchase from an Affiliated Underwriter so long as (a) such Affiliated Underwriter did not benefit
directly or indirectly from, the transaction, and, (b) in
the case of Eligible Municipal Securities, the purchase was
not designated as a group sale or otherwise allocated to the account of any Affiliated Underwriter.
Check below if written statements of issuer, syndicate manager, or underwriter or seller of securities were relied upon to determine:
[ ]	the securities were sold in an Eligible Rule 144A Offering;
[ ]	compliance with the first condition, above, regarding time
and price.
Attach copy of written statement for each box checked.
The Portfolio Manager hereby certifies that the purchase of securities noted above under "Securities Purchased" complies with the Fund's Rule 10f-3 Procedures.

Date: 07/02/2008              Signed:
                              Name:  Ted Bigman
                              Title:  Fund Manager